Exhibit 99.1

SUNOCO 4Q10 EARNINGS, PAGE 1

News Release

Sunoco, Inc.

1818 Market Street

Philadelphia, Pa. 19103-3717

For further information contact:	For release: IMMEDIATELY
Thomas Golembeski (media) 215-977-6298
Clare McGrory (investors) 215-977-6764

No. 5 -11

SUNOCO REPORTS FOURTH QUARTER 2010 RESULTS

PHILADELPHIA, February 3, 2011 – Sunoco, Inc. (NYSE: SUN) today reported net income attributable to Sunoco shareholders of $87 million ($0.72 per share diluted) for the fourth quarter of 2010 versus net income attributable to Sunoco shareholders of $26 million ($0.22 per share diluted) for the fourth quarter of 2009. Excluding special items, Sunoco had income of $13 million ($0.11 per share diluted) for the fourth quarter of 2010 versus a 2009 fourth quarter loss of $31 million ($.27 per share diluted). Key fourth quarter details include:

•	Retail and Logistics contributed income of $26 million
•	SunCoke Energy earned income of $21 million
•	Refining and Supply reported a loss of $8 million
•	Special items include a $100 million after-tax gain from the liquidation of crude oil and refined product LIFO inventories
•	Branded retail network grows through acquisition, new distributors and toll road agreements

For full year 2010, Sunoco reported net income attributable to Sunoco shareholders of $234 million ($1.95 per share diluted) versus a net loss attributable to Sunoco shareholders of $329 million ($2.81 per share diluted) for the full year 2009.

“Market conditions have shown some improvement year-over-year, but challenges remain. U.S. demand growth is modest, refining capacity continues to be added around the world, and product inventories are high,” said Lynn L. Elsenhans, Sunoco’s Chairman and Chief Executive Officer. “While it is clear we continue to face headwinds and have also experienced some recent operational reliability issues that must be addressed, we are pleased to have made progress during the quarter toward our strategic goals of growing our retail network and separating our coke business.”

Commenting on what the company accomplished last year and the outlook for 2011, Elsenhans said, “Overall, Sunoco made excellent progress during 2010. We finished the year with $1.5 billion in cash,

SUNOCO 4Q10 EARNINGS, PAGE 2

achieved growth in our retail and logistics businesses and improved the competitiveness of our refineries. We also made significant progress in preparing to separate our coke business, a step designed to unlock shareholder value and maximize the future success of both Sunoco and SunCoke Energy.

“Looking ahead to 2011, we will continue to execute a strategy that positions Sunoco to become the premier provider of transportation fuels in its markets. This strategy includes pursuing growth in retail and logistics, where potential returns are highest, while continuing to run our manufacturing facilities efficiently, reliably and safely,” Elsenhans continued.

UPDATE ON SUNCOKE ENERGY

As previously announced, SunCoke Energy and ArcelorMittal have reached a settlement that resolves the lawsuit concerning coke pricing for the Jewell facility. The settlement agreement is effective retroactively to January 1, 2011. Sunoco intends to move forward with the planned separation of SunCoke Energy.

DETAILS OF FOURTH QUARTER RESULTS

FUELS BUSINESS RESULTS

Refining and Supply- Continuing Operations

Refining and Supply had a loss from continuing operations of $8 million in the fourth quarter of 2010 versus a loss of $135 million in the fourth quarter of 2009. The improved results were primarily due to higher realized margins and lower expenses, partially offset by lower production volumes. The overall crude utilization rate was 85 percent for the quarter, down from 94 percent in the third quarter of 2010 primarily as a result of unplanned maintenance. Lower expenses were largely the result of cost reductions related to ongoing business improvement initiatives and the closure of the Eagle Point refinery in the fourth quarter of 2009.

SUNOCO 4Q10 EARNINGS, PAGE 3

Retail Marketing

Retail Marketing earned $3 million in the current quarter versus $21 million in the fourth quarter of 2009. The decrease in earnings was largely due to lower average retail gasoline and distillate margins which were impacted by the increase in crude prices during the quarter, partially offset by higher sales volumes.

Logistics

Logistics earned $23 million in the fourth quarter of 2010 versus $22 million in the fourth quarter of 2009. The improvement in results was primarily driven by higher lease acquisition results due to higher contango profits.

Chemicals- Continuing Operations

Chemicals reported income from continuing operations of $4 million in the fourth quarters of 2010 and 2009 as the impact of higher sales volumes was offset by higher expenses and lower margins.

Chemicals- Discontinued Operations

Discontinued polypropylene operations, which were divested on March 31, 2010, had income of $2 million in the fourth quarter of 2009.

COKE BUSINESS RESULTS

Coke earned $21 million in the fourth quarter of 2010 versus $78 million in the fourth quarter of 2009. The decrease in earnings was primarily attributable to the absence of a one-time $41 million investment tax credit in 2009 attributable to the startup of the Gateway cokemaking facility and lower results from the Jewell coal and coke and Indiana Harbor operations. Partially offsetting these negative factors were higher results from the Haverhill and Gateway operations. The decline at the Jewell operations was primarily due to lower coal prices. The improvement at the Haverhill and Gateway operations was driven by higher margins and volumes.

OTHER

Corporate administrative expenses were $13 million after tax in the fourth quarter of 2010 versus $6 million after tax in the fourth quarter of 2009. Corporate expenses increased primarily due to higher incentive compensation expenses and start-up costs associated with outsourcing and other corporate initiatives.

Net Financing Expenses and Other – Net financing expenses and other were $17 million after tax in the fourth quarters of 2010 and 2009.

SUNOCO 4Q10 EARNINGS, PAGE 4

SPECIAL ITEMS

During the fourth quarter of 2010, Sunoco recognized a $100 million after-tax gain from the liquidation of crude oil and refined product LIFO inventories primarily resulting from the permanent shutdown of the Eagle Point Refinery in the fourth quarter of 2009; recorded a $14 million after-tax provision primarily for additional asset write-downs attributable to a decline in the fair market value of certain assets of the Eagle Point refinery; and recorded a $12 million after-tax provision for pension settlement losses and accruals for employee terminations and related costs in connection with ongoing business improvement initiatives. The total net impact of special items during the fourth quarter of 2010 was income of $74 million after tax.

During the fourth quarter of 2009, Sunoco recorded a $21 million after-tax favorable adjustment to the gain related to the divestment of the discontinued Tulsa operations; recorded a $55 million after-tax gain from the liquidation of refined product LIFO inventories in connection with the shutdown of the Eagle Point refinery; and recorded a $19 million after-tax provision for costs associated with MTBE litigation as well as additional charges associated with the Eagle Point shutdown and the business improvement initiative. The total net impact of special items during the fourth quarter of 2009 was income of $57 million after tax.

Sunoco is a leading transportation fuel provider, with operations located primarily in the East Coast and Midwest regions of the United States. The Company operates more than 4,900 branded retail locations that market transportation fuels and convenience store merchandise in 23 states. The retail network is principally supplied by Sunoco-owned refineries with a combined crude oil processing capacity of 675,000 barrels per day. Sunoco is also the General Partner and has a 31-percent interest in Sunoco Logistics Partners, L.P., a publicly traded master limited partnership which owns and operates 7,600 miles of refined product and crude oil pipelines and approximately 40 active product terminals. Many of Sunoco Logistics’ pipelines and terminals and storage facilities are integrated with Sunoco’s retail network and refineries. Through SunCoke Energy, Sunoco makes high-quality metallurgical-grade coke for major steel manufacturers. The company’s facilities in the U.S. have the capacity to manufacture approximately 3.67 million tons of metallurgical-grade coke annually. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the fourth quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 5:30 p.m. ET on February 3, 2011. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based

SUNOCO 4Q10 EARNINGS, PAGE 5

upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

-END OF TEXT, CHARTS FOLLOW-

SUNOCO 4Q10 EARNINGS, PAGE 6

Sunoco, Inc.

2010 Fourth Quarter and Twelve Month Financial Summary

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

Fourth Quarter	2010	2009*
Revenues	$10,232	$8,692
Net Income	$118	$56
Less: Net Income Attributable to Noncontrolling Interests	31	30

Net Income Attributable to Sunoco, Inc. Shareholders	$87	$26

Net Income Attributable to Sunoco, Inc. Shareholders Per Share of Common Stock:
Basic	$.72	$.22
Diluted	$.72	$.22
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	120.6	116.9
Diluted	121.0	117.0

Twelve Months
Revenues	$37,489	$30,392
Net Income (Loss)	$428	$(200)
Less: Net Income Attributable to Noncontrolling Interests	194	129

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$234	$(329)

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders Per Share of Common Stock:
Basic	$1.95	$(2.81)
Diluted	$1.95	$(2.81)**
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	120.1	116.9
Diluted	120.3	116.9 **

*	Reclassified to treat the polypropylene chemicals business that was sold on March 31, 2010 as a discontinued operation.
**	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO 4Q10 EARNINGS, PAGE 7

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended
	December 31		Sept. 30
	2010	2009	2010
Refining and Supply:
Continuing operations	$(8)	$(135)	$(44)
Discontinued operations	—	—	—
Retail Marketing	3	21	41
Logistics	23	22	26

Chemicals:
Continuing operations	4	4	3
Discontinued operations	—	2	—
Coke	21	78	33

Corporate and Other:
Corporate expenses	(13)	(6)	(17)
Net financing expenses and other	(17)	(17)	(15)

	13	(31)	27
Special items	74	57 *	38

Net income attributable to Sunoco, Inc. shareholders	$87	$26	$65

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.11	$(.27)	$.22
Special items	.61	.49	.32

Net income attributable to Sunoco, Inc. shareholders	$.72	$.22	$.54

*	Includes a $21 million net after-tax favorable adjustment to the gain recognized in connection with the divestment of the Tulsa refining operations.

SUNOCO 4Q10 EARNINGS, PAGE 8

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Twelve Months Ended December 31
	2010	2009
Refining and Supply:
Continuing operations	$(8)	$(316)
Discontinued operations	—	3
Retail Marketing	110	86
Logistics	86	97

Chemicals:
Continuing operations	15	(13)
Discontinued operations	21	14
Coke	132	180

Corporate and Other:
Corporate expenses	(73)	(38)
Net financing expenses and other	(68)	(50)

	215	(37)
Special items	19 *	(292)**

Net income (loss) attributable to Sunoco, Inc. shareholders	$234	$(329)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$1.79	$(.32)
Special items	.16	(2.49)

Net income (loss) attributable to Sunoco, Inc. shareholders	$1.95	$(2.81)

*	Includes a $44 million net after-tax loss recognized in connection with the divestment of the polypropylene chemicals business.
**	Includes a $41 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations and $3 and $4 million after-tax provisions for asset write-downs and other matters attributable to the Tulsa refining operations and polypropylene chemicals business, respectively.

SUNOCO 4Q10 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31		Sept. 30	December 31
	2010	2009*	2010	2010	2009*
REFINING AND SUPPLY

Loss (Millions of Dollars)	$(8)	$(135)	$(44)	$(8)	$(316)
Realized Wholesale Margin** (Per Barrel of Production Available for Sale)	$4.77	$1.96	$3.88	$5.04	$3.66
Market Benchmark*** (Per Barrel)	$6.11	$3.59	$4.87	$5.79	$4.98
Crude Inputs as Percent of Crude Unit Rated Capacity+	85	85	94	87	78

Throughputs (Thousand Barrels Daily):
Crude Oil	571.8	617.4	631.6	588.8	625.4
Other Feedstocks	64.5	67.4	52.1	56.4	70.8

Total Throughputs	636.3	684.8	683.7	645.2	696.2

Products Manufactured (Thousand Barrels Daily):
Gasoline	339.9	365.5	357.9	337.0	357.9
Middle Distillates	225.1	219.3	250.1	230.6	225.3
Residual Fuel	28.7	52.2	35.4	34.6	59.2
Petrochemicals	23.3	26.3	25.6	23.4	27.3
Other	48.1	53.4	45.6	48.5	54.7

Total Production	665.1	716.7	714.6	674.1	724.4
Less: Production Used as Fuel in Refinery Operations	31.2	35.0	33.1	31.3	34.5

Total Production Available for Sale	633.9	681.7	681.5	642.8	689.9

*	Excludes amounts attributable to the Tulsa refinery, which was sold to Holly Corporation on June 1, 2009.
**	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
***

Represents a weighted-average refinery benchmark margin comprised of a 6-3-2-1 Value-Added Benchmark relating to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark relating to the Toledo refinery (20% weight).

+	Reflects the impact of a 150 thousand barrels-per-day reduction in crude unit capacity in November 2009 attributable to the shutdown of the Eagle Point refinery.

SUNOCO 4Q10 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31		Sept. 30	December 31
	2010	2009	2010	2010	2009
RETAIL MARKETING

Income (Millions of Dollars)	$3	$21	$41	$110	$86
Retail Margin* (Per Barrel):
Gasoline	$2.79	$3.70	$4.40	$3.93	$3.72
Middle Distillates	$2.37	$3.33	$3.27	$3.19	$6.22
Sales (Thousand Barrels Daily):
Gasoline	302.9	286.8	303.1	293.4	291.0
Middle Distillates	28.5	24.3	30.2	28.2	30.2

	331.4	311.1	333.3	321.6	321.2

Total Retail Gasoline Outlets, End of Period	4,921	4,711	4,829	4,921	4,711
Gasoline and Diesel Throughput per Company- Owned or Leased Outlet (M Gal/Site/Month)	161	153	148	156	151
Convenience Stores:
Total Stores, End of Period	602	604	597	602	604
Merchandise Sales (M$/Store/Month)	$92	$91	$103	$96	$90
Merchandise Margin (Company Operated) (% of Sales)	27%	27%	28%	27%	28%

*       Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

LOGISTICS

Income (Millions of Dollars)	$23	$22	$26	$86	$97
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	2,371	1,378	1,929	2,040	1,436
Affiliated Customers	1,286	1,456	1,268	1,274	1,449

	3,657	2,834	3,197	3,314	2,885

* Excludes joint-venture operations which are not consolidated.

CHEMICALS*

Income (Loss) (Millions of Dollars)	$4	$4	$3	$15	$(13)
Margin** (Cents per Pound):	9.1	9.7	7.6	8.8	8.0
Sales (Millions of Pounds):	582	457	567	2,152	1,774

*	Consists of the phenol and related products operations but excludes amounts attributable to the polypropylene chemicals business, which was sold to Braskem S.A. on March 31, 2010.
**	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

SUNOCO 4Q10 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended				For the Twelve Months Ended
	December 31		Sept.30		December 31
	2010	2009	2010		2010		2009
COKE

Income (Millions of Dollars)	$21	$78	$33		$132		$180
Coke Production (Thousands of Tons):
United States*	916	778	953		3,593		2,868
Brazil	370	383	431		1,636		1,263

*       Includes amounts attributable to a 650 thousand tons-per-year cokemaking facility at SunCoke Energy’s Granite City site which commenced operations in the fourth quarter of 2009.

CAPITAL PROGRAM (Millions of Dollars)

Refining and Supply:
Continuing operations	$52	$54	$34		$247		$377
Discontinued operations	—	—	—		—		3
Retail Marketing	68	32	33		124		80
Logistics	69	67	280	*	426	*	225	**
Chemicals:
Continuing operations	5	8	3		17		20
Discontinued operations	—	4	—		3		15
Coke	83	41	72		223		229

	$277	$206	$422		$1,040		$949

*       Includes acquisition of a butane blending business and additional ownership interests in pipeline joint ventures totaling
$243 million.

**     Includes acquisition of crude oil pipeline and refined product terminalling assets totaling $50 million.

DEPRECIATION, DEPLETION AND

AMORTIZATION* (Millions of Dollars)

Refining and Supply	$64	$66	$69		$263		$279	**
Retail Marketing	28	24	22		93		95
Logistics	20	13	15		62		49
Chemicals	6	7	7		27		28
Coke	12	9	15		49		33

	$130	$119	$128		$494		$484

*	Excludes amounts attributable to the polypropylene chemicals business and Tulsa refinery for all periods presented. The polypropylene chemicals business was sold to Braskem S.A. on March 31, 2010 and the Tulsa refinery was sold to Holly Corporation on June 1, 2009 and, as a result, have been classified as discontinued operations in the Company’s consolidated statements of operations.
**	Includes $19 million attributable to the write-off of certain assets at the Marcus Hook refinery as a result of a fire at this facility in May 2009.

SUNOCO 4Q10 EARNINGS, PAGE 12

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2009
	1st	2nd	3rd	4th	Total
Refining and Supply:
Continuing operations	$14	$(77)	$(118)	$(135)	$(316)
Discontinued operations	9	(6)	—	—	3
Retail Marketing	6	10	49	21	86
Logistics	30	26	19	22	97

Chemicals:
Continuing operations	(12)	(3)	(2)	4	(13)
Discontinued operations	8	3	1	2	14
Coke	25	42	35	78	180

Corporate and Other:
Corporate expenses	(11)	(15)	(6)	(6)	(38)
Net financing expenses and other	(10)	(11)	(12)	(17)	(50)

	59	(31)	(34)	(31)	(37)

Special Items:
Continuing operations	(40)	(44)	(278)	36	(326)
Discontinued operations*	(7)	20	—	21	34

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)	$26	$(329)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.50	$(.27)	$(.29)	$(.27)	$(.32)
Special items	(.40)	(.20)	(2.38)	.49	(2.49)

Net income (loss) attributable to Sunoco, Inc. shareholders	$.10	$(.47)	$(2.67)	$.22	$(2.81)

*	Consists of $4 and $3 million after-tax provisions for asset write-downs and other matters attributable to the polypropylene chemicals operations and the Tulsa refinery, respectively, in the first quarter of 2009 and $20 and $21 million net after-tax gains recognized in connection with the divestment of the Tulsa refining operations in the second and fourth quarters of 2009, respectively.

SUNOCO 4Q10 EARNINGS, PAGE 13

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2010
	1st	2nd	3rd	4th	Total
Refining and Supply:
Continuing operations	$(42)	$86	$(44)	$(8)	$(8)
Discontinued operations	—	—	—	—	—
Retail Marketing	21	45	41	3	110
Logistics	17	20	26	23	86

Chemicals:
Continuing operations	3	5	3	4	15
Discontinued operations	21	—	—	—	21
Coke	37	41	33	21	132

Corporate and Other:
Corporate expenses	(23)	(20)	(17)	(13)	(73)
Net financing expenses and other	(17)	(19)	(15)	(17)	(68)

	17	158	27	13	215
Special Items:
Continuing operations	(36)	(13)	38	74	63
Discontinued operations*	(44)	—	—	—	(44)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65	$87	$234

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.14	$1.31	$.22	$.11	$1.79
Special items	(.67)	(.11)	.32	.61	.16

Net income (loss) attributable to Sunoco, Inc. shareholders	$(.53)	$1.20	$.54	$.72	$1.95

*	Consists of a net loss recognized in connection with the divestment of the polypropylene chemicals business.

SUNOCO 4Q10 EARNINGS, PAGE 14

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2009*
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$5,945	$7,271	$8,389	$8,666	$30,271
Interest income	1	3	1	—	5
Other income, net	6	24	60	26	116

	5,952	7,298	8,450	8,692	30,392
COSTS AND EXPENSES
Cost of products sold and operating expenses	4,936	6,355	7,464	7,782	26,537
Consumer excise taxes	569	605	630	583	2,387
Selling, general and administrative expenses	168	158	180	165	671
Depreciation, depletion and amortization	116	135	114	119	484
Payroll, property and other taxes	39	34	32	32	137
Provision for asset write-downs and other matters	67	75	511	34	687
Interest cost and debt expense	31	39	37	38	145
Interest capitalized	(10)	(12)	(12)	(5)	(39)

	5,916	7,389	8,956	8,748	31,009
Income (loss) from continuing operations before income tax benefit	36	(91)	(506)	(56)	(617)
Income tax benefit	(5)	(53)	(219)	(89)	(366)

Income (loss) from continuing operations	41	(38)	(287)	33	(251)
Income from discontinued operations	10	17	1	23	51

Net income (loss)	51	(21)	(286)	56	(200)
Less: Net income attributable to noncontrolling interests	39	34	26	30	129

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)	$26	$(329)

*	Reclassified to treat the polypropylene chemicals business that was sold on March 31, 2010 and the Tulsa refinery that was sold on June 1, 2009 as discontinued operations.

SUNOCO 4Q10 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2010
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,166	$9,572	$9,319	$10,207	$37,264
Interest income	—	1	3	1	5
Gain on remeasurement of pipeline equity interests	—	—	128	—	128
Other income, net	26	13	29	24	92

	8,192	9,586	9,479	10,232	37,489

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,311	8,350	8,300	9,071	33,032
Consumer excise taxes	530	608	617	594	2,349
Selling, general and administrative expenses	146	167	159	182	654
Depreciation, depletion and amortization	114	122	128	130	494
Payroll, property and other taxes	34	24	37	21	116
Provision for asset write-downs and other matters	45	22	(3)	45	109
Interest cost and debt expense	39	40	43	42	164
Interest capitalized	(3)	(3)	(4)	(5)	(15)

	8,216	9,330	9,277	10,080	36,903
Income (loss) from continuing operations before income tax benefit	(24)	256	202	152	586
Income tax expense (benefit)	(9)	80	30	34	135

Income (loss) from continuing operations	(15)	176	172	118	451
Loss from discontinued operations	(23)	—	—	—	(23)

Net income (loss)	(38)	176	172	118	428
Less: Net income attributable to noncontrolling interests	25	31	107	31	194

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65	$87	$234

SUNOCO 4Q10 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At December 31 2010	At December 31 2009
ASSETS
Cash and cash equivalents	$1,485	$377
Accounts and notes receivable, net	2,679	2,262
Inventories	404	635
Income tax refund receivable	67	394
Deferred income taxes	129	96
Toledo refinery and related assets held for sale	1,029	—

Total current assets	5,793	3,764

Investments and long-term receivables	160	179
Properties, plants and equipment, net	7,055	7,626
Deferred charges and other assets	356	326

Total assets	$13,364	$11,895

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$4,466	$3,806
Short-term borrowings	115	397
Current portion of long-term debt	178	6
Taxes payable	187	209

Total current liabilities	4,946	4,418

Long-term debt	2,136	2,061
Retirement benefit liabilities	481	778
Deferred income taxes	1,440	998
Other deferred credits and liabilities	562	521

Total liabilities	9,565	8,776

EQUITY
Sunoco, Inc. shareholders’ equity	3,046	2,557
Noncontrolling interests	753	562

Total equity	3,799	3,119

Total liabilities and equity	$13,364	$11,895

SUNOCO 4Q10 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Twelve Months Ended December 31
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$428	$(200)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on divestment of discontinued polypropylene operations	169	—
Gain on remeasurement of pipeline equity interests	(128)	—
Gain on divestment of discontinued Tulsa operations	—	(70)
Gain on divestment of retail heating oil and propane distribution business	—	(44)
Provision for asset write-downs and other matters	109	699
Depreciation, depletion and amortization	497	521
Deferred income tax expense	160	54
Payments less than (in excess of) expense for retirement plans*	(130)	32
Changes in working capital pertaining to operating activities	577	(441)
Other	12	(3)

Net cash provided by operating activities	1,694	548

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(772)	(899)
Acquisitions	(268)	(50)
Proceeds from divestments:
Polypropylene operations	348	—
Tulsa refinery and related inventory	—	157
Retail heating oil and propane distribution business	—	83
Other	50	126
Other	(5)	(2)

Net cash used in investing activities	(647)	(585)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayments of) short-term borrowings	(282)	74
Net proceeds from issuance of long-term debt	1,144	1,059
Repayments of long-term debt	(894)	(835)
Net proceeds from sale/issuance of Sunoco Logistics Partners L.P. limited partnership units	289	110
Cash distributions to noncontrolling interests	(123)	(94)
Cash dividend payments	(73)	(140)
Other	—	—

Net cash provided by financing activities	61	174

Net increase in cash and cash equivalents	1,108	137
Cash and cash equivalents at beginning of period	377	240

Cash and cash equivalents at end of period	$1,485	$377

*	Payments for the twelve months ended December 31, 2010 exclude 3.59 million shares of Sunoco common stock valued at $90 million that were contributed to the Company’s defined benefit plans in February 2010.

-END OF SUNOCO 4Q10 EARNINGS REPORT-